UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

BRAZIL MINERALS, INC.

(Name of Registrant As Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BRAZIL MINERALS, INC.

433 North Camden Drive

Suite 810

Beverly Hills, CA 90210

(833) 661-7900

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Dear Brazil Minerals Stockholders:

This Notice and accompanying Information Statement is being furnished to the holders of common stock, par value $0.001 per share (the “Common Stock”), of Brazil Minerals, Inc., a Nevada corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (collectively, the “Corporate Actions”) by the unanimous written consent of the Board of Directors of the Company (the “Board”) and by written consent of the holder of a majority of the voting power of the issued and outstanding capital stock of the Company in lieu of a meeting of stockholders:

1.	to amend and restate our Articles of Incorporation to authorize an increase in the number of authorized and unissued shares of Common Stock from 3,250,000,000 to 4,000,000,000 (the “Authorized and Unissued Share Increase”); and

2.	to grant the Board discretionary authority, without further stockholder approval, to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State at any time before December 31, 2022, to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than 1-for-500 and not more than 1-for-1,000, as determined by the Board (the “Reverse Stock Split”).

The purpose of this Information Statement is to notify our stockholders that on January 7, 2022, Mr. Marc Fogassa, the holder of one share of the Company’s Series A Preferred Stock, representing a majority of the voting power of our issued and outstanding voting capital stock (the “Majority Stockholder”), executed a written consent in place of a meeting of stockholders (the “Majority Stockholder Written Consent”), approving the Authorized and Unissued Share Increase, and on January 21, 2022, Mr. Fogassa executed a Majority Stockholder Written Consent approving the Reverse Stock Split. The Majority Stockholder Written Consents constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes and the Company’s Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions, and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock of record at the close of business on January 21, 2022 (the “Record Date”), are entitled to notice of the Majority Stockholder Written Consent. The Majority Stockholder also serves as the Company’s Chief Executive Officer and Chairman of the Board.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

This notice and the accompanying Information Statement are being mailed to the holders of our securities as of the Record Date on or about February 4, 2022. This Notice and the accompanying Information Statement shall constitute notice to you of the action by Majority Stockholder Written Consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

Dated: February 1, 2022	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer and Chairman of the Board

BRAZIL MINERALS, INC.

Table of Contents

GENERAL INFORMATION	1
ABOUT THE INFORMATION STATEMENT	1
What is the purpose of the Information Statement?	1
Who is entitled to receive this Information Statement?	1
What constitutes the voting shares of the Company?	2
What corporate matters did the Majority Stockholder vote for, and how did they vote?	2
What vote is required to approve the Corporate Actions?	2
OUTSTANDING VOTING SECURITIES	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
CORPORATE ACTION 1: AUTHORIZED AND UNISSUED SHARE INCREASE	3
General	3
Reasons the Authorized and Unissued Share Increase	4
Effect of the Authorized and Unissued Share Increase	4
CORPORATE ACTION 2: REVERSE STOCK SPLIT	4
General	4
Reason for the Reverse Stock Split	4
Procedure for Implementing the Reverse Stock Split	5
Effect of the Reverse Stock Split on Holders of Outstanding Stock	5
Fractional Shares	6
Authorized Shares of Common Stock	6
Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in Street Name)	6
Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders That Are Registered on the Transfer Agent’s Books and Records But Do Not Hold Stock Certificates)	6
Holders of Certificated Shares of Common Stock	7
Anti-Takeover and Dilutive Effects	7
No Going Private Transaction	7
Material United States Federal Income Tax Consequences of the Reverse Stock Split	7
Tax Consequences to the Company	8
Tax Consequences to U.S. Holders	8
Reservation of Right to Abandon Reverse Stock Split	8
No Appraisal Rights	8
ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE	9
DISSENTER’S RIGHTS OF APPRAISAL	9
EFFECTIVE DATES OF CORPORATE ACTIONS	9

BRAZIL MINERALS, INC.

433 North Camden Drive

Suite 810

Beverly Hills, CA 90210

(833) 661-7900

INFORMATION STATEMENT

February 1, 2022

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the common stock, par value $0.001 per share, of Brazil Minerals, Inc., a Nevada corporation (the “Company”) as of the close of business on January 21, 2022, to notify such stockholders that on January 7, 2022 and January 21, 2022, respectively, the Company received a written consent in place of a meeting of stockholders (the “Majority Stockholder Written Consent”) from Mr. Marc Fogassa, the holder of one share of Series A Preferred Stock, representing a majority of the voting power of our issued and outstanding shares of voting stock (the “Majority Stockholder”), approving of the following corporate actions (the “Corporate Actions”):

1.	to amend and restate our Articles of Incorporation to authorize an increase in the number of authorized and unissued shares of Common Stock from 3,250,000,000 to 4,000,000,000 (the “Authorized and Unissued Share Increase”); and

2.	to grant the Board discretionary authority, without further stockholder approval, to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State at any time before December 31, 2022, to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than 1-for-500 and not more than 1-for-1,000, as determined by the Board (the “Reverse Stock Split”).

Mr. Marc Fogassa, the Majority Stockholder, also serves as the Company’s Chief Executive Officer and Chairman of the Board.

On January 7, 2022 and January 21, 2022, respectively, the Company’s Board approved the Corporate Actions, subject to stockholder approval. The Majority Stockholder Written Consent that we received constitutes the only stockholder approval required for the Corporate Actions under Nevada law and the Company’s Articles of Incorporation and Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions, and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our common and preferred stock of record at the close of business on January 21, 2022 (the “Record Date”), are entitled to notice of the stockholder action by written consent.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

About The Information Statement

What is the purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s stockholders as of the close of business on the Record Date of the Corporate Actions taken by Marc Fogassa, the Majority Stockholder as the holder of one share of Series A Preferred Stock, representing 51% of the voting power of our issued and outstanding shares of voting stock.

Who is entitled to receive this Information Statement?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the stockholders. As of the close of business on the Record Date, the Majority Stockholder held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power and has voted in favor of the Corporate Actions. Under the Nevada Revised Statutes (“NRS”), stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock instead of a stockholders’ meeting.

1

What constitutes the voting shares of the Company?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities for the Corporate Actions consisted of 3,153,007,115 shares of Common Stock and one share of Series A Preferred Stock. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder vote. The Series A Preferred Stock votes together with the Company’s other voting capital stock and is entitled to fifty one percent (51%) of the votes on all matters submitted for stockholder approval.

What corporate matters did the Majority Stockholder vote for, and how did they vote?

Mr. Marc Fogassa, the Company’s Chief Executive Officer and Chairman of the Board, and the holder of a majority of our outstanding voting securities, has voted in favor of the following Corporate Actions:

1.	to amend and restate our Articles of Incorporation to authorize an increase in the number of authorized and unissued shares of Common Stock from 3,250,000,000 to 4,000,000,000 (the “Authorized and Unissued Share Increase”); and

2.	to grant the Board discretionary authority, without further stockholder approval, to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State at any time before December 31, 2022, to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than 1-for-500 and not more than 1-for-1,000, as determined by the Board (the “Reverse Stock Split”).

What vote is required to approve the Corporate Actions?

No further vote is required for approval of the Corporate Actions.

Outstanding Voting Securities

As of the Record Date, there were 3,153,007,115 shares of Common Stock issued and outstanding, one share of Series A Convertible Preferred Stock (“Series A Preferred Stock”) issued and outstanding, and 214,006 shares of Series D Convertible Preferred Stock (“Series D Preferred Stock”) issued and outstanding. The Series D Preferred Stock has no voting rights, except on matters the approval of which would have an adverse effect on such class. Therefore, as of the Record Date, our issued and outstanding voting securities for the Action consisted of shares of Common Stock and Series A Preferred Stock.

The rights of the Series A Preferred Stock are set forth in the Certificate of Designations which became effective on December 18, 2012. The holders of our Series A Preferred Stock vote together as a single class with the holders of our Common Stock, with the holders of Series A Preferred Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Common Stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

As such, the written consent of a majority of the outstanding shares of Common Stock and the outstanding share of Series A Preferred Stock, voting together as a single class, was necessary to authorize the Corporate Actions described herein.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by:

●	by each person who is known by us to beneficially own more than 5% of our Common Stock;
●	by each of our officers and directors; and
●	by all of our officers and directors as a group.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (the “Commission” or “SEC”). Generally, it means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, warrants, and other securities convertible or exercisable into shares of Common Stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within sixty (60) days of the date hereof. Each director or officer, as the case may be, has furnished us with information with respect to their beneficial ownership. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their Common Stock.

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Name and Address (1)	Office	Shares Owned		Percent of Class (2)
Series A Preferred Stock

Marc Fogassa	Chief Executive Officer and Chairman	1		100%

Common Stock

Marc Fogassa	Chief Executive Officer and Chairman	2,704,799,052	(3)	48.36%

Ambassador Roger Noriega	Director	172,578,096	(4)	5.37%

Cassi Olson, Esq.	Director	2,000,000	(5)	0.06%

Stephen Petersen	Director	2,000,000	(5)	0.06%

Jason Baybutt	Chief Financial Officer, Principal Accounting Officer, and Treasurer	1,295,641	(5)	0.04%

Brian Bernier	Vice-President, Corporate Development	29,960,723		0.95%

Joel Monteiro, Esq.	Vice-President, Administration and Operations	9,290,151		0.29%

Areli Nogueira	Vice-President, Mineral Exploration	2,779,627		0.09%

All executive officers and directors		2,923,407,649		51.66%

(1) The mailing address of each of the officers and directors as set forth above is c/o Brazil Minerals, Inc., Rua Vereador João Alves Praes nº 95-A, Olhos D’Agua, MG 39.398-000, Brazil.

(2) As of January 21, 2022, there were 3,153,007,115 shares of our Common Stock issued and outstanding, one share of our Series A Preferred Stock issued and outstanding, and 214,006 shares of our Series D Preferred Stock issued and outstanding.

(3) Includes shares of our Common Stock owned by entities deemed to be controlled by Marc Fogassa and shares of our Common Stock which may be issued upon the conversion of Series A Preferred Stock and Series D Preferred Stock into Common Stock.

(4) Includes shares of our Common Stock which may be issued upon the conversion of Series D Preferred Stock into Common Stock.

(5) Includes shares of our Common Stock which may be issued upon the exercise of stock options on Common Stock.

Corporate Action 1: AUTHORIZED AND UNISSUED SHARE INCREASE

General

On January 7, 2022, our Board of Directors adopted a resolution, subject to receiving approval from the Majority Stockholder, approving a proposed Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock we may issue from 3,250,000,000 to 4,000,000,000 (the “Authorized and Unissued Share Increase”). The Majority Shareholder approved the Authorized and Unissued Share Increase pursuant to a Majority Stockholder Written Consent dated January 7, 2022. The Certificate of Amendment to our Articles of Incorporation effecting the Authorized and Unissued Share Increase will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the filing of the Definitive Information Statement.

We are currently authorized by our Certificate of Incorporation to issue 3,250,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to the Restated Articles the number of shares of Common Stock we are authorized to issue will be increased to 4,000,000,000 shares.

3

Reasons for the Authorized and Unissued Share Increase

Our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized and unissued shares of our Common Stock to allow for the future issuance of shares of our Common Stock as needed in connection with such purposes as the Board determines.

Effect of the Authorized and Unissued Share Increase

The increase in the authorized number of shares of our Common Stock will permit our Board to issue additional shares of our Common Stock without further approval of our stockholders, and our Board does not intend to seek shareholder approval prior to any issuance of the authorized capital stock unless shareholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Common Stock may result in dilution to our existing shareholders, and such issuances may not require shareholder approval.

We presently do not have in place provisions which may have an anti- takeover effect. The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our Common Stock may increase.

The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our shareholders.

The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Corporate Action 2: Reverse Stock Split

General

On January 21, 2022, the Company’s Board of Directors adopted resolutions to effect a Reverse Stock Split of the Company’s issued and outstanding Common Stock, as described below. The Majority Stockholder approved the Reverse Stock Split by written consent on January 21, 2022 in lieu of a meeting of stockholders permitted under the NRS Section 78.320 and the Company’s Bylaws.

Approval of the Corporate Action permits the Company to effect a Reverse Stock Split of our issued and outstanding Common Stock by a ratio of not less than 1-for-500 (1:500) and not more than 1-for-1,000 (1:1,000). In determining the ratio of the Reverse Stock Split, our Board of Directors considered, among other things, factors such as:

●	the initial or continuing listing requirements of various stock exchanges;
●	the historical trading price and trading volume of our Common Stock;
●	the number of shares of our Common Stock issued and outstanding;
●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and
●	prevailing general market and economic conditions.

Reason for the Reverse Stock Split

Our Board believes that, among other reasons, the number of outstanding shares of our Common Stock and low trading price of our Common Stock have contributed to a lack of significant interest in the Company from institutional and other investors and has made it difficult for the Company to attract new investors and conduct equity financings on attractive terms. Our Board believes that it may be necessary and prudent for the Company to amend our Articles of Incorporation to effectuate the Reverse Stock Split because it would reduce the number of outstanding shares of our Common Stock to a level more consistent with other public companies with market capitalization. Additionally, a Reverse Stock Split should have the effect of raising the minimum bid price of our Common Stock on the OTCQB market, which is required to list on the NASDAQ Capital Market or the NYSE American. In the future, we hope to list our Common Stock on one of these stock exchanges as soon as we are eligible to do so following the consummation of the Reverse Stock Split, a potential future public capital raise, and satisfaction of other listing requirements and conditions. The NASDAQ Capital Market and the NYSE American have a minimum bid price requirement for new applicants of $4.00 per share.

4

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will be effective upon the filing, or later time as specified in the filing (the “Effective Time”), of a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State.

Effect of the Reverse Stock Split on Holders of Outstanding Stock

If the Board of Directors still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board of Directors will determine the exact timing of the filing of the Certificate Amendment to effect the Reverse Split. We will then file the Certificate Amendment with the Nevada Secretary of State to effect the Reverse Stock Split. The Certificate of Amendment text is subject to modification to include such changes as required by the Nevada Secretary of State and as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split.

While we expect that the Reverse Stock Split will increase the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. The Reverse Stock Split will also increase the Company’s number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possibly greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

All shares of our Common Stock issued and outstanding immediately before the Effective Time would automatically be converted into new shares of our Common Stock based on the Reverse Stock Split ratio by reclassifying and combining all of our outstanding shares of Common Stock a proportionately smaller number of shares. For example, if the Board of Directors decides to implement a 1-for-500 (1:500) Reverse Stock Split of Common Stock, then a stockholder holding 500,000 shares of Common Stock before the Reverse Stock Split would instead hold 1,000 shares of Common Stock immediately after the Reverse Stock Split. If the Board of Directors does not decide to implement the Reverse Stock Split by December 31, 2022, the authority granted in this Corporate Action to implement the Reverse Stock Split will terminate.

As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders of record who hold certificated shares at the Effective Time would receive correspondence from our transfer agent asking them to return the outstanding certificates representing pre-split shares of Common Stock, which would be canceled upon receipt by our transfer agent, and new certificates representing the post-split shares of Common Stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates. Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Following the Effective Time, each certificate representing shares of pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of post-split Common Stock.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 Common Stock shares. Odd lot shares may be more challenging to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described herein. After the Reverse Stock Split, we will continue to be subject to the Exchange Act’s periodic reporting and other requirements. Unless we simultaneously list our Common Stock on an exchange, bid and ask prices for our Common Stock will continue to be quoted on the OTCQB tier of the OTC Markets under the symbol “BMIX.” The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of the Reverse Stock Split, our Common Stock’s post-split market price may be less than the pre-split price multiplied by the Reverse Stock Split ratio. Also, a reduction in the number of shares issued may impair our Common Stock’s liquidity, which may reduce the value of our Common Stock.

5

The Reverse Stock Split will not affect the $0.001 per share par value of our Common Stock. As a result, on the Reverse Stock Split’s effective date, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet, on aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because fewer shares of Common Stock are outstanding. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares. The Reverse Stock Split will not affect the par value of our Series A Preferred Stock or Series D Preferred Stock, nor change their respective voting rights. All shares of Common Stock issued in the Reverse Stock Split will remain fully paid and nonassessable.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one whole share of Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock due to the Reverse Stock Split. Each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately before the Reverse Stock Split, except for adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s Common Stock under the Company’s Articles of Incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of Common Stock shares remaining available for issuance will increase. The Company may use its authorized but unissued shares of Common Stock for future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split may, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position and place it in a better position to resist changes that the Company’s stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in Street Name)

Upon implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian, or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing a Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians, or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders That Are Registered on the Transfer Agent’s Books and Records But Do Not Hold Stock Certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

6

Holders of Certificated Shares of Common Stock

Our transfer agent will send stockholders holding shares of our Common Stock in certificated form a transmittal letter after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her, or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a correctly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her, or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled to due to the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer, or other disposition, will automatically be exchanged for New Certificates. If an Old Certificate bears a restrictive legend, the New Certificate will be issued with the same restrictive legends.

The Company expects that our transfer agent will act as an exchange agent to implement the exchange of stock certificates. No service charges will be payable by holders of shares of Common Stock connected with the exchange of certificates. The Company will pay all of the expenses associated with the exchange of stock certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Anti-Takeover and Dilutive Effects

The Reverse Stock Split is not to establish any barriers to a change of control or acquisition of the Company; instead, shares of Common Stock that are authorized but unissued provide the Board with the flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, the Board may use these unissued shares to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate Amendment would give the Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or stock exchange rules. The Certificate Amendment is not being recommended in response to any specific known effort or threat to obtain control of the Company, nor does the Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Also, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of Common Stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

No Going Private Transaction

The Board of Directors does not intend for the Reverse Stock Split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. The Company has no plan at the date of this proxy statement to take itself private. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax consequences of the Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our Common Stock as capital assets (i.e., for investment) for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect and differing interpretations. Any such change may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below, and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

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This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities or persons who hold their shares of our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of the partnership (or other entity treated as a partnership) and a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock, and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences, and U.S. estate and gift tax consequences of the Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after, or at the same time as the Reverse Stock Split, whether or not they are connected with the Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders should consult their tax advisors to understand their individual federal, state, local, and foreign tax consequences.

Tax Consequences to the Company

We believe that the Reverse Stock Split should constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain, or loss connected with the Reverse Stock Split.

Tax Consequences to U.S. Holders

A U.S. Holder should generally not recognize gain or loss due to the Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received under the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor. The U.S. Holder’s holding period in the shares of our Common Stock received under the Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in such recapitalization. A U.S. Holder that acquired shares of our Common Stock on different dates and at different prices should consult their tax advisors regarding allocating the tax basis and holding period from shares of Common Stock surrendered in the Reverse Stock Split to shares received in the Reverse Stock Split.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split would generally be treated as a tax-free recapitalization under the Code, a U.S. Holder that receives a fractional share resulting from the Reverse Stock Split being rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material given the low value of such fractional interest. U.S. Holders should consult their tax advisors regarding alternative characterizations of the Reverse Stock Split for U.S. federal income tax purposes.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Reservation of Right to Abandon Reverse Stock Split

The Board of Directors reserves the right not to file the Certificate Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Certificate Amendment with the Nevada Secretary of State.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights concerning the Reverse Stock Split.

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ADDITIONAL INFORMATION and incorporation by reference

The Company is subject to the Exchange Act’s reporting requirements, and in accordance therewith files reports, proxy statements, and other information, including annual quarterly and current reports on Forms 10-K, 10-Q, and 8-K with the SEC. Our reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC through EDGAR (Electronic Data Gathering, Analysis, and Retrieval).

The SEC allows the Company to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Information Statement our Annual Report on Form Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 4, 2021.

Copies of all documents we file with the SEC, including reports which are incorporated by reference in this Information Statement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference), will be provided without charge to each stockholder as of the Record Date upon written or oral request. Requests should be directed to Brazil Minerals, Inc., Rua Vereador João Alves Praes, 95-A, Olhos D’Água, Minas Gerais 39.398-000, Brazil.

You may also obtain copies of these filings, at no cost, by accessing the SEC’s website at www.sec.gov.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no right to dissent on any of the Corporation Actions under the NRS, the Company’s Articles of Incorporation, or Bylaws.

EFFECTIVE DATES OF CORPORATE ACTIONS

Under Rule 14c-2 under the Exchange Act, the Reverse Stock Split and Authorized Shares shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders.

The Authorized and Unissued Share Increase will become effective when we file the Certificate of Amendment with the Nevada Secretary of State as soon as practicable after the 20th calendar day after this Definitive Information Statement is mailed or furnished to the stockholders as of the Record Date.

The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Amendment with the Nevada Secretary of State, but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited. This Information Statement is intended to provide our stockholders with the information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

On behalf of the Board of Directors of
BRAZIL MINERALS, INC.

Date: February 1, 2022	By:	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer and Chairman of the Board

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